Exhibit 2.1

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

by and among

GREAT RICH TECHNOLOGIES LIMITED,

GRT MERGER STAR LIMITED

and

FLAG SHIP ACQUISITION CORPORATION

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “First Amendment”) is entered into as of February 28, 2025, by and among GREAT RICH TECHNOLOGIES LIMITED, GRT MERGER STAR LIMITED and FLAG SHIP ACQUISITION CORPORATION (each, a “Party” and together, the “Parties”).

Background

WHEREAS, the Parties have entered into that certain AGREEMENT AND PLAN OF MERGER, dated October 21, 2024 (the “Merger Agreement”); and

WHEREAS, the Parties now wish to amend the Merger Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Merger Agreement, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Unless otherwise defined in this Amendment, capitalized terms shall have the meanings set forth in the Merger Agreement.

2.	The definition of the term “Outside Date” set forth in Section 10. 01 of the Merger Agreement, is hereby amended by deleting it in its entirety and replacing it with the following:

“Outside Date” means August 28, 2025.

3.	The terms of this First Amendment amend and modify the Merger Agreement as if fully set forth therein. All other provisions of the Merger Agreement not specifically modified by this First Amendment are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. Any reference to the “Agreement” and the “Merger Agreement” in the Merger Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Merger Agreement, as amended by this First Amendment.

4.	The Merger Agreement, as amended by this First Amendment, constitutes the entire agreement between the Parties with respect to the subject matter of the Merger Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. Sections 11.3 through 11.9 and 11.11 through 11.17 of the Merger Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this First Amendment as if all references to the “Agreement” contained therein were instead references to this First Amendment.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this First Amendment to Agreement and Plan of Merger on the day and year first above written.

Parent:	Great Rich Technology Limited

	By:	/s/ Yongnan Zhou
	Name:	Yongnan Zhou
	Title:	Chairman and Chief Executive Officer

Merger Sub:	GRT MERGER STAR LIMITED

	By:	/s/ Jiangzhe Xiang
	Name:	Jiangzhe Xiang
	Title:	Director

the Company:	FLAG SHIP ACQUISITION CORPORATION

	By:	/s/ Matthew Chen
	Name:	Matthew Chen
	Title:	Chairman and Chief Executive Officer

[Signature Page to First Amendment to Merger Agreement]